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                                                                       EXHIBIT 5


                           JONES, DAY, REAVIS & POGUE
                           303 Peachtree Street, N.E.
                               3500 SunTrust Plaza
                             Atlanta, Georgia 30308




                                January 24, 2002




SpectRx, Inc.
6025A Unity Drive
Norcross, Georgia  30071

                           Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to SpectRx, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of up to 93,765 shares of common stock, par value $.001 per share (the "Common Stock"), to be issued in accordance with the Sterling Medivations, Inc. 2000 Stock Incentive Plan (the "Plan"), plus such additional shares as may be issuable upon adjustment as provided in the Plan, pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 24, 2002 (the "Registration Statement") to which this opinion appears as
Exhibit 5.

         In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based on the foregoing and subject to the limitations and qualifications stated herein, we are of the opinion that the Common Stock, has been duly authorized and, when issued in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ JONES, DAY, REAVIS & POGUE

                                       Jones, Day, Reavis & Pogue